UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Cedar Management Limited

25 Church Street

Continental Building

Hamilton HM CX Bermuda

(Address of principal executive offices) (Zip Code)

(441) 296-3973

(Registrant’s telephone number, including area code)

c/o USA Risk Group (Bermuda) Ltd.

Windsor Place, 18 Queen Street, 2nd Floor

P.O. Box HM 1601,

Hamilton HM GX Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 1, 2008, the registrant’s board of directors increased the annual retainer for the directors who are not employed by Cedar Management Limited, the registrant’s new management company (the “Eligible Directors”), from $15,000 to $20,000. The additional amount will be paid in the common stock of the registrant. Each Eligible Director will receive 138 shares of the registrant’s common stock based upon a per share value of $36.16, which represents the most recent price at which the registrant repurchased shares of its common stock. The shares will come from the common stock of the registrant held by AmerInst Investment Company, Ltd. (“Investco”), a wholly-owned subsidiary of the registrant, in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), including under Section 4(2) of the Act and Rule 506 of Regulation D thereof, and Section 4(6) of the Act. Please see Item 8.01 of this Current Report on Form 8-K regarding the purchase of a majority ownership in Cedar Management Limited by USA Risk Group (Bermuda), Ltd.

Effective July 1, 2008, in recognition of Mr. Jerrell A. Atkinson’s many years of service to the registrant, including his service on the board of directors, the registrant’s board of directors has approved an annual payment to him of $9,000 for the next ten years.

Item 3.02	Unregistered Sales of Equity Securities.

Please see Item 1.01 of this Current Report on Form 8-K regarding the issuance of the registrant’s common stock to each of the Eligible Directors.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2008, Mr. Murray Nicol, the registrant’s Vice President and Chief Financial Officer, stepped down from both positions.

Effective July 1, 2008, Mr. Thomas R. McMahon was appointed by the registrant’s board of directors as the registrant’s new Vice President and Chief Financial Officer. Mr. McMahon is an employee of Cedar Management Limited (f/k/a CNA Risk Services Ltd.), the registrant’s management company, and, therefore, does not receive compensation directly from the registrant.

Mr. McMahon, age 45, has been the president and a shareholder of Cedar Management Limited (f/k/a CNA Risk Services Ltd.) since 2005 and was the chief operating officer of CNA Risk Services Ltd. from 1994 through 2005. Cedar Management Limited (f/k/a CNA Risk Services Ltd.) offers management services for agencies, associations and insureds wishing to form and operate a captive insurance company. Since his arrival in Bermuda in 1988, Mr. McMahon has been engaged in various aspects of the captive insurance industry from public auditing with PricewaterhouseCoopers to establishment and management of captive insurance companies. Mr. McMahon holds a Bachelor of Commerce degree from the University College Galway, Ireland and is a Fellow of the Institute of Chartered Accountants in Ireland.

Item 8.01	Other Events.

Effective July 1, 2008, in connection with the purchase by USA Risk Group (Bermuda), Ltd., the registrant’s prior management company, of a majority ownership in Cedar Management Limited, the registrant’s new management company is Cedar Management Limited and the address of the registrant’s principal executive office has changed to c/o Cedar Management Limited, 25 Church Street, Continental Building, Hamilton HM CX Bermuda.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

	By:	/s/ Irvin F. Diamond
Irvin F. Diamond
Chairman of the Board

Date: July 1, 2008